UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 7, 2017 (November 28, 2017)

KII Liquidating Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-05558 (Commission File Number)	75-1277589 (IRS Employer Identification No.)

c/o SierraConstellation Partners LLC

400 S. Hope Street, Suite 1050

Los Angeles, California 90071

(Address of principal executive offices)

(314) 656-4321

(Registrant’s Telephone Number, Including Area Code)

11840 Westline Industrial Drive, Suite 200

St. Louis, Missouri 63146

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.             Other Events.

As previously disclosed, on May 14, 2017, KII Liquidating Inc. (formerly Katy Industries, Inc.) (the “Company”) and certain of its wholly-owned direct and indirect domestic subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).  These cases (the “Chapter 11 Cases”) are being jointly administered under the caption “In re KII Liquidating Inc. (f/k/a In re Katy Industries, Inc.), et al.,” Case No. 17-11101.  The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On November 28, 2017, the Debtors filed their monthly operating report for the period of October 1, 2017 — October 31, 2017 (the “Monthly Operating Report”) with the Bankruptcy Court.  The Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement Regarding the Monthly Operating Report

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company.  The Monthly Operating Report is limited in scope, covers limited time periods, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court.  The Monthly Operating Report was not audited or reviewed by independent accountants, was not prepared in accordance with U.S. generally accepted accounting principles, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustment and reconciliation.  There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is complete.  The Monthly Operating Report also contains information for periods that are shorter and otherwise different from those required in the Company’s periodic reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such information might not be indicative of the Company’s financial condition or operating results for a period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act.  Information set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Item 9.01              Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit
99.1	Monthly Operating Report filed with the United States Bankruptcy Court for the District of Delaware.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements by their nature address matters that are, to different degrees, uncertain.  Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.  Any forward-looking statements herein are made as of the date of this filing, and the Company undertakes no duty to update or revise any such statements except as required by the federal securities laws.  Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties.  Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”) from time to time and which are accessible on the SEC’s website at www.sec.gov, including in the section entitled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2015 and its Form 10-Q for the quarterly period ended July 1, 2016.  Among the factors that could cause future results to differ materially from those provided in this Current Report on Form 8-K are: (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, (ii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents, (iii) Bankruptcy Court’s rulings in the Chapter 11 Cases and the outcome of the cases in general, (iv) the length of time the Company will remain in bankruptcy, (v) risks associated with third-party motions in the Chapter 11 Cases, (vi) the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations, (vii) increased legal costs to formulate and implement the Company’s exit from bankruptcy, and other risks and uncertainties, (viii) the outcome of the adversary proceeding commenced by the Committee of Unsecured Creditors against, among others, Jansan Acquisition, LLC and Debtors’ prepetition second priority lender, and (ix) the factors discussed in the section entitled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2015, and its Form 10-Q for the quarterly period ended July 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KII LIQUIDATING INC.

Dated: December 7, 2017	/s/ Robert W. Zimmer
	By:	Robert W. Zimmer
	Its:	Chief Financial Officer